Northfield Bancorp, Inc.
to Acquire VSB Bancorp, Inc.
Expanding Staten Island Franchise

Woodbridge, New Jersey, and Staten Island, New York, December 23, 2019 (GLOBE NEWSWIRE) – Northfield Bancorp, Inc. (Nasdaq: NFBK) (“Northfield”), parent company of Northfield Bank, and VSB Bancorp, Inc. (OTCQX: VSBN) (“VSB”), parent company of Victory State Bank (“Victory”), announced the signing of a definitive agreement pursuant to which VSB will merge with and into Northfield.
The transaction reflects an in-market acquisition of an institution that shares similar core values and commitment to the Staten Island community, including a focus on serving commercial and retail borrowers and depositors, through its six locations on the island. Upon completion of the transaction, it is estimated that Northfield will have combined assets of $5.2 billion, loans of $3.5 billion, and deposits of $3.7 billion.
Key Transaction Highlights:

•	Strengthens competitive position in the Staten Island marketplace;

•	Lowers funding costs with approximately $325 million of deposits, including $145 million of non-interest bearing demand accounts,

•	Adds total loans of approximately $157 million, with an average yield of 5.77%;

•	Creates economies of scale with significant identified cost-savings, and low execution risk;

•	Provides expanded offerings, including a suite of commercial cash management services, business lending, home equity loans and lines, and lending capacity to Victory customers; and

•	Deploys excess capital, with a modest level of tangible book value dilution, meaningful earnings accretion and acceptable period of tangible book value earn-back.
Key Financial Highlights:

•	8.5% accretive to Northfield’s 2021 earnings per share;

•	Less than 2.5% dilutive to tangible book value per share at closing; and

•	Earn back of tangible book value dilution projected to be 3.75 years using the cross-over method.
Northfield’s President & CEO, Steven M. Klein commented, “This merger will strengthen our over 130 year commitment to the people and businesses of Staten Island and provide greater lending capacity to Victory’s customers, improve efficiency in our combined organization, expand our market share of core deposits, and further leverage our strong capital base to support earnings growth.”

Ralph M. Branca, Victory’s President and CEO, commented, “We have an added benefit of merging into a local institution with a major presence in the Staten Island marketplace. Our customers will now have access to a larger branch network and array of services that will address their ever changing needs.”
Under the terms of the agreement, each share of VSB common stock will be exchanged for shares of Northfield common stock for total consideration of approximately $62.9 million. The price for VSB shareholders is fixed at $33.30 per share, subject to a 5% collar. The final exchange ratio will be determined using $33.30 divided by Northfield’s ten-day average stock price just prior to closing, as defined in the definitive agreement (the “Average Stock Price”); provided, however, that if the Average Stock Price is greater than $17.99, then the exchange ratio will be 1.8514, and if the Average Stock Price is less than $16.27, then the exchange ratio will be 2.0463.
Joseph J. LiBassi, Chairman of Victory, added “Our original stockholders’ adjusted cost per share is $4.00. That is a return of over 730%, without considering the 49 quarterly cash dividends that we have paid.”
Based on the value of consideration paid, the transaction represents 162% of VSB’s tangible book value, 16.3x trailing twelve months earnings, and a 9.0% premium on Victory’s core deposits.
The definitive agreement has been approved by the boards of directors of each entity. The completion of the transaction is subject to the approval of VSB’s stockholders and normal and customary regulatory approvals for both companies.
All VSB directors and executive officers have entered into voting agreements to vote their shares in favor of the transaction.
The transaction is expected to close in the second quarter of 2020. Ralph M. Branca, Victory’s President and CEO, will join Northfield in a leadership role for the Staten Island marketplace and Joseph J. LiBassi, has entered into a consulting agreement for a three year period to assist in the transition.
Sandler O'Neill + Partners, L.P. served as financial advisor, and Luse Gorman, PC served as legal counsel to Northfield. FinPro Capital Advisors, Inc. rendered a fairness opinion in connection with the transaction, and Gallet Dreyer & Berkey, LLP served as legal counsel to Victory.
About Northfield Bank
Northfield Bank, founded in 1887, currently operates 40 full-service banking offices in Staten Island and Brooklyn, New York, and Mercer, Middlesex, Hunterdon and Union counties, New Jersey. For more information about Northfield Bank, please visit www.eNorthfield.com.
About Victory State Bank
Victory State Bank began operations in 1997, and operates six full-service locations in Staten Island. For more information about Victory, please visit www.victorystatebank.com.
Forward-Looking Statements: This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about (i) the benefits of the merger between Northfield and VSB, including future financial and operating results, cost savings and accretion to reported earnings that may be realized from the merger; (ii) Northfield’s and VSB’s plans, objectives, expectations and intentions and other statements contained in this presentation that are not historical facts; and (iii) other statements identified by words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," or words of similar meaning. These forward-looking statements are based upon the current beliefs and expectations of Northfield’s and VSB’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements.
The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the businesses of Northfield and VSB may not be combined successfully, or such combination may take longer to accomplish than expected; (2) the cost savings from the merger may not be fully realized or may take longer to realize than expected; (3) operating costs, customer loss, and business disruption following the merger, including adverse effects on relationships with employees, may be greater than expected; (4) governmental approvals of the merger may not be obtained, or adverse regulatory conditions may be imposed in connection with governmental approvals of the merger; (5) the stockholders of VSB may fail to approve the merger; (6) adverse governmental or regulatory policies may be enacted; (7) the interest rate environment may further compress margins and adversely affect net interest income; (8) the risks associated with continued diversification of assets and adverse changes to credit quality; (9) difficulties associated with achieving expected future financial results; (10) competition from other financial services companies in Northfield’s and Victory’s markets; (11) the risk of an economic slowdown that would adversely affect credit quality and loan originations. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in Northfield’s reports (such as the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K) filed with the Securities and Exchange Commission and available at the SEC's Internet site (http://www.sec.gov). All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to Northfield or Victory or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Except as required by law, Northfield and Victory do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statement is made.

Additional Information about the Merger and Where to Find It

This communication is being made with respect to the proposed transaction involving Northfield and VSB. This material is not a solicitation of any vote or approval of the VSB stockholders and is not a substitute for the proxy statement/prospectus or any other documents that VSB may send to its stockholders in connection with the proposed merger. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities.
In connection with the proposed merger, Northfield will file with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 that will include a proxy statement of VSB and a prospectus of Northfield, as well as other relevant documents concerning the proposed merger. Before making any voting or investment decisions, investors and stockholders are urged to read the Registration Statement and the proxy statement/prospectus regarding the proposed merger, as well as any other relevant documents filed with the SEC and any amendments or supplements to those documents, because they will contain important information. VSB will mail the proxy statement/prospectus to its stockholders. Stockholders are also encouraged to carefully review and consider each of Northfield’s public filings with the SEC, including, but not limited to, its Annual Reports on Form 10-K, its proxy statements, its Quarterly Reports on Form 10-Q, and its Current Reports on Form 8-K. Copies of the Registration Statement and proxy statement/prospectus and other filings incorporated by reference therein, as well as other filings containing information about Northfield, may be obtained as they become available at the SEC’ s Internet site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, from Northfield at www.eNorthfield.com.

Northfield and VSB and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies of VSB’s stockholders in connection with the proposed transaction. Information about the directors and executive officers of Northfield and their ownership of Northfield common stock is set forth in the proxy statement for Northfield’s 2019 Annual Meeting of Stockholders, as filed with the SEC on Schedule 14A on April 9, 2019. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the proxy statement/prospectus regarding the proposed merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.
CONTACTS:    Northfield Bancorp, Inc.
Steven M. Klein, President & CEO
William R. Jacobs, EVP & CFO
(732) 499-7200
sklein@enorthfield.com
wjacobs@enorthfield.com

VSB Bancorp, Inc.
Ralph M. Branca, President & CEO
(718) 979-1100
rbranca@victorystatebank.com
A presentation discussing the proposed transaction is available for download from the “Investor Relations” → “News and Market Data”→ “Presentations” tabs on Northfield’s website, or through the following website address: http://www.snl.com/IRW/Presentations/4087277

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